UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2011

Universal Travel Group
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51516 (Commission File Number)	90-0296536 (I.R.S. Employer Identification No.)

5th Floor, South Block, Building 11, Shenzhen Software Park, Zhongke 2nd Road, Nanshan District, Shenzhen, PRC 518000 (Address of principal executive offices) (zip code)

+86 755 836 68489 (Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On May 20, 2011, the plaintiff Alex Lob commenced this derivative action in the First Judicial District Court of the State of Nevada in and for Carson City against Universal Travel Group (the “Company”), and  Jiangping Jiang, Jing Xie, Huijie Gao, Jiduan Yuan, Lizong Wang, Wenbin An, Lawrence Lee, Yizhao Zhang and Liquan Wang, officers and directors of the Company.  In the complaint, plaintiff purports to assert derivative claims against the individual defendants for alleged breaches of fiduciary duties, waste of corporate assets and unjust enrichment based upon alleged conduct of the individual defendants which damaged  the Company’s reputation, goodwill and standing in the business community.  The complaint also alleges that such conduct may result in liability for violations of federal law. The complaint seeks, among other relief, the amount of damages sustained by the Company as a result of the Defendants’ breach of fiduciary duties, waste of corporate assets and unjust enrichment and plaintiff’s counsel’s, accountant’s and experts’ fees.  The Company’s time to answer or move with respect to the complaint has not yet expired.  The Company believes that the complaint has no merit and intends to vigorously defend the lawsuit.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2011	UNIVERSAL TRAVEL GROUP

	By:	/s/ Jing Xie
Jing Xie
Chief Financial Officer